Exhibit 99.1

Company IR Contact:	IR Agency Contact:	Media Contact:
Pacific Ethanol, Inc.	Becky Herrick	Paul Koehler
916-403-2755	LHA	Pacific Ethanol, Inc.
866-508-4969	415-433-3777	916-403-2790
Investorrelations@pacificethanol.net		paulk@pacificethanol.net

Pacific Ethanol Signs Agreements to RAISE UP TO $14.0 MILLION tO reduce plant debt AND ACQUIRE ADDITIONAL PLANT OWNERSHIP INTEREST

•	Enters into agreements to issue up to $14.0 million in subordinated convertible notes and acquire an additional 3% Plant interest, increasing ownership to 83%

•	$6.0 million of the financing to close within two business days subject to satisfaction of closing conditions and $8.0 million of the financing to close in June 2013 subject to satisfaction of closing conditions and stockholder approval

•	Net proceeds to be used to:

o	Purchase $6.6 million of Plant debt maturing in June 2013

o	Acquire an additional 3% Plant ownership interest

o	Purchase and retire $3.5 million of Plant debt maturing in 2016

o	Provide $2.0 million in cash reserves to Pacific Ethanol

o	Prepay a portion of senior unsecured notes

o	Increase plant liquidity and reduce interest expense

Sacramento, CA, March 28, 2013 – Pacific Ethanol, Inc. (NASDAQ: PEIX), the leading marketer and producer of low-carbon renewable fuels in the Western United States, has entered into agreements to raise up to $14.0 million in two installments by issuing $6.0 million in subordinated convertible Series A notes, together with Series A Warrants and Series B Warrants (“Tranche A”) and, subject to stockholder approval, an additional $8.0 million in subordinated convertible Series B notes (“Tranche B”). The company has also entered into agreements to, among other things, purchase certain outstanding debt currently due in June 2013 (“June Debt”), retire debt due in June 2016 (“2016 Debt”) and prepay a portion of its senior unsecured notes (“Senior Notes”), while lowering overall debt costs and improving cash available to Pacific Ethanol.

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Both the Tranche A and B notes (together, the “Notes”) will mature one year from the issuance of the Tranche A notes and will accrue interest at 5.00% per annum from their respective dates of issuance. The Notes may be repaid, at the company’s election, in either cash or, subject to certain conditions, shares of the company’s common stock. The Notes are also convertible from time to time, at the election of the holders, into shares of the company’s common stock at a conversion price of $1.00 per share. Warrants to purchase an aggregate of 27,594,000 shares of the company’s common stock will be issued with the Notes and will have an initial exercise price of $0.52 per share, representing a 50% premium to the closing bid price of the company’s common stock on March 27, 2013. The Series A Warrants will have a term of two years from issuance and will be exercisable beginning one year from issuance. The Series B Warrants to purchase 15,768,000 shares of Common Stock are subject to stockholder approval of the Tranche B Notes, will have a term of two years from such stockholder approval and will be exercisable beginning one year from such stockholder approval. If such approval is not obtained, such warrants will not be exercisable and will expire. The Notes and the Supplemental Indentures relating to the Notes will include certain covenants, including, among other, the punctual payment of principal and interest, certain limitations on the incurrence of indebtedness, restrictions on the redemption of outstanding securities, restrictions on the transfer of assets and restrictions on the existence of liens on the company’s assets.

Estimated net proceeds, after deducting placement agent fees, of $5.6 million from the issuance and sale of the Tranche A notes and related Warrants are expected to be used to (1) purchase approximately $2.6 million of June Debt and an aggregate 3% additional ownership interest in the Pacific Ethanol Plants from existing Plant lenders, for a total purchase price of $2.1 million; and (2) purchase and retire approximately $3.5 million of 2016 Debt from existing Plant lenders at par. The company will also amend the purchased June Debt to extend the debt’s maturity date from June 25, 2013 to June 30, 2016.

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Estimated net proceeds, after deducting placement agent fees and other expenses in connection with the sale of the Notes, of $6.5 million from the issuance and sale of the Tranche B notes and related Warrants, if approved by the company’s stockholders, are expected to be used to (1) purchase the remaining $4.0 million of June Debt from existing Plant lenders at a price to be negotiated; (2) fund $2.0 million in reserves at the parent; and (3) repay a portion of the Senior Notes.

Upon the Tranche A closing, the Pacific Ethanol Plants will also obtain $5.0 million in further availability under an existing credit facility to provide additional liquidity for operations.

The Tranche A and related transactions are subject to the satisfaction of numerous closing conditions and are expected to close within two business days. The Tranche B and related transactions are subject to the satisfaction of numerous closing conditions, including stockholder approval, and are expected to close in June 2013; however, there can be no assurance that the closing conditions will be satisfied and the transactions will close. Lazard Capital Markets LLC served as the sole placement agent for the Tranche A and Tranche B transactions. Additional details are available in the company’s Form 8-K, which is scheduled to be filed today with the Securities and Exchange Commission (“SEC”).

This news release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction. A shelf registration statement relating to the notes and warrants issued in the offering has been filed with and declared effective by the SEC. A prospectus supplement relating to the offering will be filed with the SEC. Copies of the prospectus supplement and accompanying prospectus may be obtained from the SEC’s website at www.sec.gov.

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About Pacific Ethanol, Inc.

Pacific Ethanol, Inc. (NASDAQ: PEIX) is the leading marketer and producer of low-carbon renewable fuels in the Western United States. Pacific Ethanol also sells co-products, including wet distillers grain (“WDG”), a nutritious animal feed. Serving integrated oil companies and gasoline marketers who blend ethanol into gasoline, Pacific Ethanol provides transportation, storage and delivery of ethanol through third-party service providers in the Western United States, primarily in California, Arizona, Nevada, Utah, Oregon, Colorado, Idaho and Washington. Pacific Ethanol has an 80% ownership interest in New PE Holdco LLC, the owner of four ethanol production facilities. Pacific Ethanol operates and manages the four ethanol production facilities, which have a combined annual production capacity of 200 million gallons. The facilities in operation are located in Boardman, Oregon, Burley, Idaho and Stockton, California, and one idled facility is located in Madera, California. The facilities are near their respective fuel and feed customers, offering significant timing, transportation cost and logistical advantages. Pacific Ethanol’s subsidiary, Kinergy Marketing LLC, markets ethanol from Pacific Ethanol’s managed plants and from other third-party production facilities, and another subsidiary, Pacific Ag. Products, LLC, markets WDG. For more information please visit www.pacificethanol.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

With the exception of historical information, the matters discussed in this press release including, without limitation, the ability of Pacific Ethanol to continue as the leading marketer and producer of low-carbon renewable fuels in the Western United States; the ability of Pacific Ethanol to timely close its Tranche A and B note offerings and related transactions, which are subject to numerous closing conditions, including, in the case of the Tranche B note offering transaction, stockholder approval, on the proposed terms and conditions; and the effects of the Tranche A and B note offerings and related transactions are forward-looking statements and considerations that involve a number of risks and uncertainties. The actual future results of Pacific Ethanol could differ from those statements. Factors that could cause or contribute to such differences include, but are not limited to, adverse economic and market conditions; changes in governmental regulations and policies; and other events, factors and risks previously and from time to time disclosed in Pacific Ethanol’s filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Pacific Ethanol’s Form 10-K filed with the Securities and Exchange Commission on March 8, 2012 and Form 10-Q filed with the Securities and Exchange Commission on November 14, 2012, as well as the risk factors contained in the prospectus supplement relating to the above described financing.

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